UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

October 29, 2010

Commission File Number	Registrant	State of Incorporation	IRS Employer Identification Number
1–7810	Energen Corporation	Alabama	63–0757759
2–38960	Alabama Gas Corporation	Alabama	63–0022000

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326–2700

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23 0.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 29, 2010, Energen Corporation (the “Company”), and its wholly-owned subsidiary Energen Resources Corporation (“Energen Resources”), entered into an $850 million three-year syndicated unsecured credit facility pursuant to a Credit Agreement (the “Energen Credit Agreement”), among the Company, as borrower, Energen Resources, as guarantor, Bank of America, N.A., as Administrative Agent, Wells Fargo Bank, National Association and Regions Bank, as Co-Syndication Agents, BBVA, as Documentation Agent, and the other lenders named therein. Banc of America Securities LLC, Wells Fargo Securities LLC, Regions Capital Markets, a division of Regions Bank, and BBVA acted as Joint Lead Arrangers and Joint Book Managers. This credit facility replaces six (6) short-term credit facilities totaling $465,000,000 in availability to the Company and its wholly-owned subsidiary, Alabama Gas Corporation (“Alagasco”).

Pursuant to the Energen Credit Agreement, the Company may borrow up to $850 million from time to time on a revolving basis (with an option to increase the credit facility to $1 billion, subject to the agreement by lenders who wish to participate in such facility increase, among other conditions), to be used for working capital, capital expenditures (including acquisitions), general corporate purposes including commercial paper support and repayment of existing indebtedness. The Energen Credit Agreement includes a $200 million sublimit for letters of credit and a $50 million sublimit for swingline loans. The Company’s obligations under the Energen Credit Agreement are unconditionally guaranteed by Energen Resources.

Revolving loans under the Energen Credit Agreement bear interest, at the Company’s option, at either a rate equal to (x) one, two, three or six month LIBOR plus a margin based on the Company’s debt ratings for senior unsecured debt (the “Energen LIBOR Rate”) or (y) the highest of (1) the Bank of America prime rate, (2) the Federal Funds rate plus 0.50%, and (3) a daily rate equal to one month LIBOR plus 1.0% plus, in each case, a margin based on the Company’s debt ratings for senior unsecured debt (the “Energen Base Rate”). As of the closing, and based on the Company’s current credit ratings, one-month Energen LIBOR Rate borrowings would bear interest at 1.95375% and Energen Base Rate borrowings would bear interest at 3.95%.

In addition, on October 29, 2010, Alagasco, entered into an $150 million three-year syndicated unsecured credit facility pursuant to a Credit Agreement (the “Alagasco Credit Agreement”), among Alagasco, as borrower, Bank of America, N.A., as Administrative Agent, Wells Fargo Bank, National Association . and Regions Bank, as Co-Syndication Agents, BBVA, as Documentation Agent, and the other lenders named therein. Banc of America Securities LLC, Wells Fargo Securities LLC, Regions Capital Markets, a division of Regions Bank, and BBVA acted as Joint Lead Arrangers and Joint Book Managers. This credit facility replaces six (6) short-term credit facilities totaling $465,000,000 in availability to the Company and Alagasco.

Pursuant to the Alagasco Credit Agreement, Alagasco may borrow up to $150 million from time to time on a revolving basis (with an option to increase the credit facility to $250 million, subject to the agreement by lenders who wish to participate in such facility increase, among other conditions), to be used for working capital, capital expenditures (including acquisitions), general corporate purposes including commercial paper support and repayment of existing indebtedness. The Alagasco Credit Agreement includes a $25 million sublimit for letters of credit and a $25 million sublimit for swingline loans.

Revolving loans under the Alagasco Credit Agreement bear interest, at Alagasco’s option, at either a rate equal to (x) one, two, three or six month LIBOR plus a margin based on Alagasco’s debt ratings for senior unsecured debt (the “Alagasco LIBOR Rate”) or (y) the highest of (1) the Bank of America prime rate, (2) the Federal Funds rate plus 0.50%, and (3) a daily rate equal to one month LIBOR plus 1.0% plus, in each case, a margin based on Alagasco’s debt ratings for senior unsecured debt (the “Alagasco’s Base Rate”). As of the closing, and based on Alagasco’s current credit ratings, one-month Alagasco LIBOR Rate borrowings would bear interest at 1.57875% and Alagasco Base Rate borrowings would bear interest at 3.575%.

Each of the Energen Credit Agreement and the Alagasco Credit Agreement contain customary representations and warranties, affirmative and negative covenants and events of default for facilities of this type. Upon an uncured event of default under either the Energen Credit Agreement or the Alagasco Credit Agreement, all amounts owing under such Credit Agreement, if any, depending on the nature of the event of default will automatically, or may upon notice by the administrative agent or the requisite lenders thereunder, become immediately due and payable and the lenders may terminate their commitments.

In the ordinary course of their respective businesses, certain of the lenders and the other parties to the Energen Credit Agreement and the Alagasco Credit Agreement and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Company, Alagasco and their respective affiliates for which they have in the past and may in the future receive customary compensation and expense reimbursement.

The preceding summaries of the material terms of both the Energen Credit Agreement and the Alagasco Credit Agreement are qualified in their entirety by the full text of such agreements, which are filed herewith as Exhibit 10.1 and 10.2, respectively. In the event of any discrepancy between the preceding summaries and the text of either the Energen Credit Agreement or the Alagasco Credit Agreement, the text of the applicable Credit Agreement shall control.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is included in Item 1.01 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Credit Agreement dated October 29, 2010, by and among Energen Corporation, Energen Resources Corporation, Bank of America, N.A., as Administrative Agent, Wells Fargo Bank, N.A. and Regions Bank, and Co-Syndication Agents, BBVA, as Documentation Agent, Banc of America Securities LLC, Wells Fargo Securities LLC, Regions Capital Markets, a division of Regions Bank and BBVA as Joint Lead Arrangers and Joint Book Managers, and the lenders party thereto.

10.2	Credit Agreement dated October 29, 2010, by and among Alabama Gas Corporation, Bank of America, N.A., as Administrative Agent, Wells Fargo Bank, N.A. and Regions Bank, and Co- Syndication Agents, BBVA, as Documentation Agent, Banc of America Securities LLC, Wells Fargo Securities LLC, Regions Capital Markets, a division of Regions Bank and BBVA as Joint Lead Arrangers and Joint Book Managers, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION ALABAMA GAS CORPORATION

November 1, 2010	By	/s/ Charles W. Porter, Jr.
Charles W. Porter, Jr.
Vice President, Chief Financial Officer and Treasurer of Energen Corporation and Alabama Gas Corporation